Exhibit 10.1

AMENDMENT NO. 1
TO
INTERIM CEO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Interim CEO Agreement (as defined below) is entered into effective as of April 10, 2017, by and between Rent-A-Center, Inc., a Delaware corporation (the “Company”), and Mark E. Speese (“Mr. Speese”). Terms not otherwise defined in this Amendment shall have the meaning assigned to such terms in the Interim CEO Agreement.

A.	The Company and Mr. Speese are parties to that certain Interim CEO Employment Agreement, dated effective as of January 9, 2017 (the “Interim CEO Agreement”).

B.
The Board of Directors of the Company appointed Mr. Speese Chief Executive Officer of the Company effective as of April 10, 2017, in lieu of his position as the interim Chief Executive Officer of the Company.

C.	The Company and Mr. Speese desire to continue their employment relationship under the Interim CEO Agreement.

D.	The Company and Mr. Speese desire to amend the Interim CEO Agreement in accordance with the terms and conditions stated herein.

In consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 7 of the Interim CEO Agreement is hereby deleted and replaced in its entirety as follows:

“7. Additional Agreements. (a) If, during the Term of this Agreement, Interim CEO is appointed by the Company’s Board to the office of Chief Executive Officer of the Company, the Company and the Interim CEO acknowledge and agree that (i) such appointment shall not constitute the hiring of a Permanent CEO under the Agreement or any applicable Stock Option Agreement, and (ii) Interim CEO’s service to the Company as Chief Executive Officer shall be governed by the terms and conditions of this Agreement.

(b) Upon conclusion of the Term of this Agreement by reason of Section 3(c) hereof, if deemed advisable in the judgment of the Permanent CEO and the Board, each acting in his, her or its sole discretion, as applicable, the parties will reasonably negotiate in good faith regarding the terms of an additional consulting agreement whereby the Interim CEO will provide integration and transition assistance to the Permanent CEO.”

All other terms and conditions of the Interim CEO Agreement shall remain unchanged and in full force and effect.

Acknowledged and agreed to by:

THE COMPANY		THE INTERIM CEO
Rent-A-Center, Inc.

By:	/s/ Christopher A. Korst	By:	/s/ Mark E. Speese
	Christopher A. Korst		Mark E. Speese
Executive Vice President – Chief Administrative Officer & General Counsel

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